SPLIT DOLLAR INSURANCE AGREEMENT


     THIS AGREEMENT effective as of the 1st day of April, 1994, between Cavalier Homes, Inc., a corporation organized and existing under the laws of the State of Delaware, hereinafter referred to as the "Company"; and Barry Donnell Irrevocable Insurance Trust, hereinafter referred to as the "Policy Owner".

     WHEREAS, Barry Donnell, hereinafter referred to as the "Director", has served on the Company's Board of Directors for several years; and

     WHEREAS, the Director has performed his duties ably and well, and to the satisfaction and benefit of the Company; and

     WHEREAS, the Company wishes to participate in obtaining life insurance protection on the Director's life; and

     WHEREAS, the Company wishes to participate in obtaining life insurance protection on the life of the Director and his wife (the "Insureds"); and

     NOW, THEREFORE, in consideration of the mutual promises and obligations set forth hereinafter, the parties agree as follows:

                                  ARTICLE I

     Policy Owner is the owner of the insurance policy or policies on the life of the Director listed by policy number in Exhibit "A", which is attached hereto and made a part of this Agreement for all purposes (hereinafter referred to as "Policy").

                                  ARTICLE II

     The Policy is the exclusive property of the Policy Owner, who may exercise all rights of ownership with respect thereto, subject only to the security interest of the Company as expressed in this Agreement, notwithstanding anything to the contrary in the policy, or endorsement and riders thereto.

                                  ARTICLE III

     A. Until the termination of this Agreement, the Company shall be responsible for the remittance of the entire premium due on the Policy on or before the date the premium is due or within the grace period allowed by the Policy for the payment of said premium and, if requested, shall give proof of the timely payment of each premium to the Policy Owner.

     B. The Policy Owner shall be responsible for the remittance of the imputed value of the Policy, otherwise known as the effective "PS 38" or "PS 58" costs. Such amount shall be remitted by the Policy Owner to the Company within twelve
(12) months of the payment of each annual premium by the Company.

                                  ARTICLE IV

     Upon the earlier of (i) the death of the survivor of the Insureds or (ii) the cancellation of the policy, the Policy Owner unconditionally agrees to pay to the Company an amount equal to (1) the aggregate amount of premium payments paid by the Company on the Policy minus (2) the aggregate amount of "PS 38/58 Costs" incurred with respect to the split dollar arrangement provided for herein. For purposes of this Agreement, the term "PS 38/58 Costs" shall mean an amount equal to the annual cost of current life insurance protection on the joint lives of the Insureds, measured by the U.S. Life Table 38, while both are alive and thereafter measured by the lower of the PS 58 rate, set forth in Rev. Rul. 55-747, 1955-2 C.B. 288, (or the corresponding applicable provision of any future Revenue Ruling), or the insurer's current published premium rate for annually renewable term insurance for standard risks.

     The Company shall not be entitled to any payments under this Agreement until the earlier of (i) the death of the survivor of the Insureds or (ii) the cancellation of the Policy.

     The Company shall provide the policy owner an annual accounting detailing the liability owed to the Company by the Policy Owner.

                                  ARTICLE V

     In consideration of the promises and obligations set forth herein, the Policy Owner agrees to grant the Company a security interest in said policy;

     Now therefore, for value received, the Policy owner hereby assigns, transfers, and sets over to the Company, the following specific rights in the policy, subject to the following terms and conditions:

     (1) This Assignment is made, and the policy is to be held, as collateral security for all liabilities of the Policy Owner to the Company, either now existing or hereafter arising pursuant to the terms of this Agreement.

     (2) The Policy is the exclusive property of the Policy Owner, who may exercise all rights of ownership with respect thereto, subject only to the limited rights granted the Company pursuant to the terms of this Agreement.

     (3)  The  Company   shall,   upon  request,   forward  the  Policy  without
unreasonable delay to the Policy Owner for endorsement of any designation or change of beneficiary or election of a payment plan for Policy proceeds.

     (4) The insuring company is hereby authorized to recognize the Company's claim to rights hereunder without investigating the reason for such action by the Company, or the validity or the amount of the liabilities hereunder.

     (5) The insuring company shall be fully protected in recognizing a request made by the Policy Owner for surrender of the Policy without the consent of the Company, and, upon such surrender, the Policy shall be terminated and shall be of no further force or effect.

     (6) Upon the full payment of the liabilities advanced pursuant to this Agreement, the Company shall release and reassign to the Policy Owner all specific rights in the Policy included in this Agreement.

                                  ARTICLE VI

     A. The Company shall be prohibited from taking any action that might limit, restrict, reduce, eliminate or otherwise affect proceeds (as defined in Article
IX), to the beneficiary of the Policy, and is specifically prohibited from surrendering the Policy for cancellation and from assigning its rights in the Policy to anyone other than the Policy Owner.

     B. The Company's security interest in the Policy shall also apply to any proceeds payable to the Policy Owner should the Policy Owner surrender the Policy pursuant to Article VIII of this Agreement or as a result of the termination of this Agreement as provided for in Article X hereof.

                                  ARTICLE VII

     A. The Policy owner retains all rights in the Policy not specifically assigned to the Company including, but not limited, to the following rights:

     (1) The right to surrender the Policy and receive the cash surrender value.

     (2) The right to change the beneficiary of the Policy.

     (3) The right to select dividend options.

     (4) The right to select optional methods of settlement with regard to the Part B death benefit provided for in Article IX.

     (5) The right to assign the rights of the Policy Owner in the Policy.

     (6) All other rights contained in the Policy.

     B. The Policy Owner shall exercise no policy right, including, but not limited to, borrowing against the cash surrender value of the Policy, if the exercise of such right would (1) reduce the cash value of the Policy below the amount necessary to satisfy the Policy Owner's obligation to the Company under
Article IV or (2) otherwise impair the Company's rights under this Agreement.

                                  ARTICLE VIII

     In the event of surrender of the Policy, the Policy Owner shall receive the cash surrender value as defined in the Policy. and shall pay to the Company an amount equal to the aggregate amounts paid by the Company for the premiums on the policy less the aggregate PS 38/58 Costs. The sole and exclusive right to surrender the policy is vested in the Policy Owner.

                                  ARTICLE IX

     In the event death benefits under the Policy become payable while the Policy and this Agreement are in force, the proceeds of the Policy shall be divided into two parts and paid by the insurance company as follows:

Part A - - An amount  shall  be  paid  to  the  Company  which  shall  equal the amount due the company undex Article IV above.

Part B - - The  balance  of  the  proceeds  shall  be paid to the beneficiary or beneficiaries designated to receive such balance in accordance with the terms of the Policy.

                                  ARTICLE X

     A. This Agreement. shall be terminated upon the occurrence of any of the following events:

     (1) Surrender of the Policy by the Policy Owner pursuant to Article VIII of this Agreement;

     (2) Termination of the Director's employment with the Company for any reason whatsoever other than the Director's death, disability, retirement or termination after a "change in control" as defined in the Change in Control Agreement adopted by the Company, and as amended;

     (3) Mutual agreement of the Policy Owner and the Company;

     (4) The payment of death benefits under the Policy; and

     (5) After December l, 2009, the Company may terminate this Agreement, at any time, by giving ten (10) days written notice to the Policy Owner.

     B. Upon termination of this Agreement. the Company shall not be required to make further premium payments on the Policy.

     C. The obligation of the Policy Owner to pay any amounts due the Company under this Agreement (including, without limitation, those obligations in Articles IV, VIII and IX) shall survive the termination of this Agreement.

                                  ARTICLE XI

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, legal representatives, successors, and assigns.

                                  ARTICLE XII

     This Agreement embodies all agreements made with respect to the Policy, and no change, alteration, or modification may be made, except in writing by all parties hereto.

     IN WITNESS WHEREOF, the parties hereto have set their hands on the day and year first above written.


                                    By: /s/ DAVID A. ROBERSON
                                       -----------------------------------------
                                       Its Secretary/Treasurer
                                       (Cavalier Homes, Inc.)


                                       /s/ JUDY L. DARNELL
                                      ------------------------------------------
                                      Trustee - Barry Donnell
                                      Irrevocable Insurance Trust - Policy Owner

                                  EXHIBIT "A"

                   LIFE INSURANCE POLICIES ON EMPLOYEE'S LIFE


Insurer                             Policy #                         Face Amt
--------                            --------                         --------
New England Life                    8806071                       $1,000,000.00